EXHIBIT 12



                                                    WHITMAN CORPORATION
                                                 STATEMENT OF CALCULATION
                                           OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (in Millions, Except Ratios)





                                                                        Years Ended December 31,
                                                     -------------------------------------------------------------
                                                        1996         1995         1994         1993         1992
                                                     ---------    ---------    ---------    ---------    ---------
Earnings:
Income from Continuing Operations before Taxes       $   275.7    $   259.7    $   212.7    $   212.2    $   170.6
Fixed Charges, Excluding Capitalized Interest             84.7         86.7         82.2        105.9        106.9
                                                     ---------    ---------    ---------    ---------    ---------

Earnings as Adjusted                                 $   360.4    $   346.4    $   294.9    $   318.1    $   277.5
                                                     =========    =========    =========    =========    =========


Fixed Charges:
Interest Expense                                     $    72.2    $    74.6    $    71.1    $    96.2    $    97.7
Portion of Rents Representative of Interest Factor        12.5         12.1         11.1          9.7          9.2
                                                     ---------    ---------    ---------    ---------    ---------
Fixed Charges, Excluding Capitalized Interest             84.7         86.7         82.2        105.9        106.9
Capitalized Interest                                        --          0.2          0.2          0.2          0.2
                                                     ---------    ---------    ---------    ---------    ---------

Total Fixed Charges                                  $    84.7    $    86.9    $    82.4    $   106.1    $   107.1
                                                     =========    =========    =========    =========    =========

Ratio of Earnings to Fixed Charges                         4.3x         4.0x         3.6x         3.0x         2.6x
                                                     =========    =========    =========    =========    =========

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